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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ___________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ___________________

                        Factory Card & Party Outlet Corp.
             (Exact name of Registrant as specified in its charter)

                     DELAWARE                                36-3652087
         (State or other jurisdiction of                  (I.R.S. Employer
          incorporation or organization)                 Identification No.)

                                 2727 Diehl Road
                         Naperville, Illinois 60563-2371
          (Address of principal executive offices, including zip code)

        Factory Card & Party Outlet Corp. 2002 Employee Stock Option Plan Factory Card & Party Outlet Corp. 2002 Non-Employee Directors Stock Option Plan
                    of the selling stockholders named herein
                            (Full title of the plan)

                              James D. Constantine
                          Executive Vice President and
                   Chief Financial and Administrative Officer
                        Factory Card & Party Outlet Corp.
                                 2727 Diehl Road
                         Naperville, Illinois 60563-2371
                                 (603) 579-2000
 (Name, address and telephone number, including area code, of agent for service)

                                With Copies To:
                            Neal I. Aizenstein, Esq.
                          Sonnenschein Nath & Rosenthal
                      8000 Sears Tower, 233 S. Wacker Drive
                             Chicago, Illinois 60606
                                 (312) 876-8000

                         CALCULATION OF REGISTRATION FEE

     -------------------------------------------------------------------------------------------------------------

                                                                Proposed            Proposed
                                         Amount to be            Maximum             Maximum          Amount of
            Title of Securities           Registered         Offering Price         Aggregate       Registration
             to be Registered                (1)              Per Share(2)       Offering Price         Fee
     -------------------------------------------------------------------------------------------------------------
     Common Stock, $0.01 par               316,667               $ 9.50            $ 3,008,336         $ 277
     value per share
     -------------------------------------------------------------------------------------------------------------

(1) Represents the maximum number of shares of Common stock that may be offered pursuant to this Registration Statement, consisting of 166,667 shares issuable pursuant to the Registrant's 2002 Employee Stock Option Plan and 150,000 shares issuable pursuant to the Registrant's 2002 Non-Employee Directors Stock Option Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such indeterminate number of additional shares as may be issued under the agreements listed above as the result of any future stock split, stock dividends, merger, reorganization and any other dilutive events set forth in such agreements.

(2) Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for purposes of determining the registration fee and is based on the average of the high and low prices of the Common Stock as reported by the Nasdaq over the counter bulletin board on July 11, 2002.

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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the Note to Part I of Form S-8, the information specified by
Part I of Form S-8 has been omitted from this registration statement.

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Factory Card & Party Outlet Corp., a Delaware corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement on Form S-8 (the "Registration Statement"):

         (a) The Registrant's Annual Report on Form 10-K under the Exchange Act, for the fiscal year ended February 2, 2002, filed with the Commission on April 9, 2002;

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended May 4, 2002, filed with the Commission on June 18, 2002;

         (c) The Registrant's Current Reports on Form 8-K filed with the Commission on April 23, 2002 and June 13, 2002; and

         (d) The description of the Common Stock, par value $0.01 per share, contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on June 13, 2002 pursuant to the Securities Act, including any amendments or reports for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4.  Description of Securities.

         See the Registrant's Registration Statement on Form 8-A filed with the Commission on June 13, 2002 pursuant to the Securities Act for a description of the Common Stock, par value $0.01 per share.

Item 5.  Interest of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

         Subsection (a) of Section 145 of the General Corporation Law of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by

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or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 of the DGCL further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         Reference is also made to Section 102(b)(7) of the DGCL, which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for monetary damages for violations of a director's fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant's certificate of incorporation contains certain provisions that eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in certain circumstances involving certain wrongful acts. These acts include, but are not limited to, the breach of a director's duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law.

         The certificate of incorporation also contains provisions indemnifying the directors and officers of the Registrant to the fullest extent permitted by the Delaware General Corporation Law. The Registrant's by-laws require that the Registrant advance the expenses of an indemnified person defending a legal proceeding after it receives an undertaking from the person to repay such advance if a court ultimately determines that he or she is not entitled to indemnification. The Registrant's by-laws also require the Registrant to pay any expenses of an indemnified person in connection with such person enforcing their indemnification rights. The Registrant may also maintain a directors and officers liability insurance policy that provides for indemnification of its directors and officers against certain liabilities incurred in their capacities as such.

Item 7.  Exemption from Registration Claimed.

         None

                                        2

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Item 8.  Exhibits.

Exhibit
Number                                            Description

 3.1 Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed April 23, 2002, and incorporated herein by reference).

 3.2 Amended and Restated By-Laws of the Registrant (filed as Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed April 23, 2002, and incorporated herein by reference).

 5.1*    Opinion of Sonnenschein Nath & Rosenthal

 23.1*   Consent of Sonnenschein Nath & Rosenthal (included in opinion filed as
         Exhibit 5.1)

 23.2*   Consent of KPMG LLP, Independent Auditors

 24.1*   Power of Attorney (see signature page)

* Filed herewith.

Item 9.  Undertakings.

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement (or the most recent post-effective amendment thereof);

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                       3

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B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naperville, State of Illinois, on the 11th day of July, 2002.

                                      Factory Card & Party Outlet Corp.



                                      By:  /s/ James D. Constantine
                                         ---------------------------------------
                                           James D. Constantine
                                           Executive Vice President,
                                           Chief Financial and Administrative
                                           Officer

                                       4

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                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes James D. Constantine, as attorney-in-fact with full power of substitution, to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 11th day of July, 2002.

                      SIGNATURE                                TITLE

  /s/ Gary W. Rada                    Director, President and Chief Operating
---------------------------------     Officer
       Gary W. Rada


  /s/ James D. Constantine            Director, Executive Vice President and
---------------------------------     Chief Financial and Administrative Officer
       James D. Constantine


  /s/ R.E. George                     Director and Chairman of the Board
---------------------------------
       R.E. George

  /s/ Martin G. Mand                  Director
---------------------------------
       Martin G. Mand

  /s/ Patrick O'Brien                 Director
---------------------------------
       Patrick O'Brien



                                       5

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                                INDEX TO EXHIBITS

Exhibit
Number                             Description

  3.1 Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed April 23, 2002, and incorporated herein by reference).

  3.2 Amended and Restated By-Laws of the Registrant (filed as Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed April 23, 2002, and incorporated herein by reference).

  5.1*    Opinion of Sonnenschein Nath & Rosenthal

  23.1*   Consent of Sonnenschein Nath & Rosenthal (included in opinion filed as
          Exhibit 5.1)

  23.2*   Consent of KPMG LLP, Independent Auditors

  24.1*   Power of Attorney (see signature page)

*Filed herewith.